Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4298
(775) 684-5708 Website: www.nvsos.gov
                                                                 Document Number
                                                                  20120370664-21
                                                           Filing Date and Time:
                                                             05/25/2012 11:50 AM
                                                                        Entity #
                                                                   E0289622012-9


                            ARTICLES OF INCORPORATION
                              (PURSUANT TO NRS 78)

1. Name of Corporation:          PERKINS OIL & GAS INC.

2. Resident Agent for
   Service of Process:           Sage International, Inc.

3. Authorized Stock:             Number of Shares with par value: 75,000,000
                                 Par value per share: $0.001

4. Name & Address of Board
   Of Directors/Trustees:        Robert Weaver
                                 721 Devon Ct.
                                 San Diego, CA  92109

5. Purpose:


6. Name, Address & Signature
   Of Incorporator:              Robert Weaver              /s/ Robert Weaver
                                 721 Devon Ct.
                                 San Diego, CA  92109

7. Certificate of Acceptance
   Of Appointment of Resident
   Agent: I hereby accept appointment as Resident Agent for the above named corporation.

                                 /s/ Sage International             5/25/10
                                 Authorized Signature of R.A.        Date